UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

Akcea Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38137	47-2608175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-0202

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKCA	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Medical Officer

On June 17, 2020, Louis St. L. O’Dea, Chief Medical Officer of Akcea Therapeutics, Inc. (the “Company”) notified the Company that he plans to retire and therefore will resign his position as Chief Medical Officer of the Company. Dr. O’Dea’s resignation will be effective July 7, 2020.

In accordance with the retention agreement dated March 16, 2020 (the “Retention Agreement”) entered between Dr. O’Dea and the Company, Dr. O’Dea will be entitled to receive medical benefit continuation, a lump sum severance payment equal to 12 months of his then-current base salary, and an amount equal to 50% of his target annual cash performance bonus for 2020.

In addition, in accordance with the Retention Agreement, following his departure from the Company, Dr. O’Dea has agreed to provide consulting services to the Company to support ongoing development and regulatory initiatives and to assist with the transition of his responsibilities as Chief Medical Officer to his successor for up to six months.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which was filed as an exhibit to the Current Report on Form 8-K filed on March 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: June 19, 2020	By:	/s/ Joshua F. Patterson
Joshua F. Patterson
General Counsel